Exhibit 10-3

AMENDMENT NO. 1
TO
THE ENERGY EAST CORPORATION
DIRECTOR SHARE PLAN

         The Energy East Corporation Director Share Plan (the "Plan") is hereby amended effective January 1, 2005, pursuant to Article IX thereof, as follows:

         1. Section VII. B. Timing is revised to replace the second sentence with the following:

"Subject to the terms of such plan, a Participant may elect to defer the cash payments they will be entitled to receive under this Plan by making an election under the Deferred Compensation Plan - Director Share Plan."

         IN WITNESS WHEREOF, The Energy East Corporation hereby executes this Amendment as of the 8th day of December 2005.

ENERGY EAST CORPORATION
/s/Michelle Taylor Witness	By: /s/Richard R. Benson Richard R. Benson Vice President and Chief Administrative Officer